Exhibits No. 20.1:

                        CIT Home Equity Loan Trust 2003-1
            Home Equity Loan Asset Backed Certificates, Series 2003-1
                          Master Servicer's Certificate

                                                         Due Period   10/31/2003
                                                 Determination Date   11/17/2003
                                                  Distribution Date   11/20/2003

I     Available in Certificate Account
      Principal collected on Mortgage Loans                                                                          23,934,368.85
      All Liquidation Proceeds with respect to Principal                                                                236,652.37
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                       0.00
      Substitution Adjustment with respect to Principal                                                                       0.00
      Amount transferred from Pre-Funding Account                                                                             0.00
                                                                                                                     -------------

                              Principal Distribution Amount                                                          24,171,021.22

      Interest collected on Mortgage Loans                                                                            5,819,941.99
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      All Liquidation Proceeds with respect to Interest                                                                       0.00
      Substitution Adjustment with respect to Interest                                                                        0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                   653,706.74
      Reimbursement of previous months Servicer Advances                                                               (458,884.23)
      Compensating Interest                                                                                                 987.78
      Investment Earnings on the Certificate Account                                                                          0.00
      Investment Earnings on the Prefunding Account                                                                           0.00
                                                                                                                     -------------

                              Interest Remittance Amount                                                              6,015,752.28

      Amount not Required to be deposited                                                                                     0.00

                              Total available in the Certificate Account                                             30,186,773.50

II    Distributions                                                             Per $ 1,000                              Amount
                                                                                -----------                          -------------
1.    Aggregate Class A-1 Distribution                                          91.34379228                          26,855,074.93

2.    Aggregate Class A-2 Distribution                                           1.95833333                             417,125.00

3.    Aggregate Class A-3 Distribution                                           2.32500000                             134,850.00

4.    Aggregate Class A-4 Distribution                                           3.27500000                             373,350.00

5.    Aggregate Class A-5 Distribution                                           4.15000000                             137,157.50

6.    Aggregate Class A-6 Distribution                                           3.38333330                             318,033.33

7.    Aggregate Class A-IO Distribution                                          4.16666665                             645,833.33

8.    Aggregate Class M-1 Distribution                                           3.89166660                             210,344.58

9.    Aggregate Class M-2 Distribution                                           4.21666667                             178,365.00

10    Aggregate Class B Distribution                                             4.58333324                             172,333.33

11.   Aggregate Class X-IO Distribution                                                                                       0.00

12.   Aggregate Class R Distribution                                                                                          0.00

13.   Aggregate Master Servicer Distribution                                                                            744,306.50
                                                                                                                     -------------

                                                       Total Distributions =                                         30,186,773.50

III   Certificate Class Balances                                                  Factor %                              Amount
                                                                               ------------                         --------------

      Opening Senior Class A Certificate Balances as reported on the prior
      Monthly Master Servicer Report:

                        (a)  Class A-1                                          58.54791763%                        172,130,877.84
                        (b)  Class A-2                                         100.00000000%                        213,000,000.00
                        (c)  Class A-3                                         100.00000000%                         58,000,000.00
                        (d)  Class A-4                                         100.00000000%                        114,000,000.00
                        (e)  Class A-5                                         100.00000000%                         33,050,000.00
                        (f)  Class A-6                                         100.00000000%                         94,000,000.00
                                                                                                                    --------------
                                                                                                                    684,180,877.84

                        (g)  Class A-IO                                        100.00000000%                        155,000,000.00

      Opening Subordinated Class M & B Certificate Balances as reported on the prior Monthly Master Servicer Report:

                        (a)  Class M-1                                         100.00000000%                         54,050,000.00
                        (b)  Class M-2                                         100.00000000%                         42,300,000.00
                        (c)  Class B                                           100.00000000%                         37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                               No.           Amount
                                                                                                          -----      -------------
                 (a)  Stated principal collected                                                                      1,202,003.76
                 (b)  Principal Prepayments                                                                236       22,732,365.09
                 (c)  Liquidation Proceeds                                                                              236,652.37
                 (d)  Repurchased Mortgage Loans                                                             0                0.00
                 (e)  Substitution Adjustment related to Principal                                                            0.00
                 (f)  Amount Transferred from Pre-Funding Account                                                             0.00
                                                                                                                     -------------
                                                      Total Principal Distribution                                   24,171,021.22

1(b). Subordination Increase Amount                                                                                   2,504,702.90

2(a). Class A Principal Distribution Amount:
                                                                                Per $ 1,000
                                                                                -----------
                 (a)  Class A-1                                                 90.73375551                          26,675,724.12
                 (b)  Class A-2                                                  0.00000000                                   0.00
                 (c)  Class A-3                                                  0.00000000                                   0.00
                 (d)  Class A-4                                                  0.00000000                                   0.00
                 (e)  Class A-5                                                  0.00000000                                   0.00
                  7.  Class A-6
                       (a)  Class A-6 Lockout Percentage                                               0.00%
                       (b)  Class A-6 Lockout Distribution Amount                0.00000000                                   0.00

2(b). Class M & B Principal Distribution Amount :

                 1.   Class M-1                                                  0.00000000                                   0.00
                 2.   Class M-2                                                  0.00000000                                   0.00
                 3.   Class B                                                    0.00000000                                   0.00


2(c)  Class M & B Applied Realized Losses:

                 1.   Class M-1                                                  0.00000000                                   0.00
                 2.   Class M-2                                                  0.00000000                                   0.00
                 3.   Class B                                                    0.00000000                                   0.00

                                                                                 Factor %                               Amount
                                                                               ------------                         --------------
      Ending Senior Class A Certificate Balances after distributions of principal on this Monthly Master Servicer Report:
                        (a)  Class A-1                                          49.47454208%                        145,455,153.72
                        (b)  Class A-2                                         100.00000000%                        213,000,000.00
                        (c)  Class A-3                                         100.00000000%                         58,000,000.00
                        (d)  Class A-4                                         100.00000000%                        114,000,000.00
                        (e)  Class A-5                                         100.00000000%                         33,050,000.00
                        (f)  Class A-6                                         100.00000000%                         94,000,000.00
                                                                                                                    --------------
                                                                                                                    657,505,153.72

                        (g)  Class A-IO                                        100.00000000%                        155,000,000.00

      Ending Subordinated Class M & B Certificate Balances after distributions of principal on this Monthly Master Servicer Report:

                        (a)  Class M-1                                         100.00000000%                         54,050,000.00
                        (b)  Class M-2                                         100.00000000%                         42,300,000.00
                        (c)  Class B                                           100.00000000%                         37,600,000.00
                                                                                                                    --------------
                                                                                                                    133,950,000.00

V     Interest Distribution Amount

      Fixed Rate Certificates

                 (b)  Fixed Rate Certificates applicable Pass-Through Rate

                                     1.   Class A-1                                 1.21000%
                                     2.   Class A-2                                 2.35000%
                                     3.   Class A-3                                 2.79000%
                                     4.   Class A-4                                 3.93000%
                                     5.   Class A-5                                 4.98000%
                                     6.   Class A-6                                 4.06000%
                                     7.   Class A-IO                                5.00000%
                                     8.   Class M-1                                 4.67000%
                                     9.   Class M-2                                 5.06000%
                                     10.  Class B                                   5.50000%

      INTEREST REMITTANCE AMOUNT
         1.  Interest collected on Mortgage Loans                              5,819,941.99
         2.  Interest advanced on Mortgage Loans                                 194,822.51
         3.  Compensating Interest on Mortgage Loans                                 987.78
         4.  Substitution Adjustment interest                                          0.00
         5.  Purchase Price interest on repurchased accounts                           0.00
         6.  Liquidation Proceeds interest portion                                     0.00
         7. Investment Earning in the Pre-Funding Account                              0.00
                     TOTAL INTEREST REMITTANCE AMOUNT                                                                 6,015,752.28

      Current Interest Requirement

                               1.   Class A-1  @ applicable Pass-Through Rate                                          179,350.81
                               2.   Class A-2 @ applicable Pass-Through Rate                                           417,125.00
                               3.   Class A-3 @ applicable Pass-Through Rate                                           134,850.00
                               4.   Class A-4 @ applicable Pass-Through Rate                                           373,350.00
                               5.   Class A-5 @ applicable Pass-Through Rate                                           137,157.50
                               6.   Class A-6 @ applicable Pass-Through Rate                                           318,033.33
                               7.   Class A-IO @ applicable Pass-Through Rate                                          645,833.33
                               8.   Class M-1 @ applicable Pass-Through Rate                                           210,344.58
                               9.   Class M-2 @ applicable Pass-Through Rate                                           178,365.00
                               10.  Class B @ applicable Pass-Through Rate                                             172,333.33

      Class Interest Carryover Shortfall

                               1.   Class A-1                                          0.00
                               2.   Class A-2                                          0.00
                               3.   Class A-3                                          0.00
                               4.   Class A-4                                          0.00
                               5.   Class A-5                                          0.00
                               6.   Class A-6                                          0.00
                               7.   Class A-IO                                         0.00
                               8.   Class M-1                                          0.00
                               9.   Class M-2                                          0.00
                               10.  Class B                                            0.00

      Certificates Interest Distribution Amount

                                                                                Per $ 1,000
                                                                                -----------
                               1.   Class A-1                                    0.61003677                             179,350.81
                               2.   Class A-2                                    1.95833333                             417,125.00
                               3.   Class A-3                                    2.32500000                             134,850.00
                               4.   Class A-4                                    3.27500000                             373,350.00
                               5.   Class A-5                                    4.15000000                             137,157.50
                               6.   Class A-6                                    3.38333330                             318,033.33
                               7.   Class A-IO                                   4.16666665                             645,833.33
                               8.   Class M-1                                    3.89166660                             210,344.58
                               9.   Class M-2                                    4.21666667                             178,365.00
                               10.  Class B                                      4.58333324                             172,333.33

VI    Credit Enhancement Information

                                                                                                             Total

              (a) Senior Enhancement Percentage                                                                              18.31%

              (b) OC Spread Holiday in effect?                                                                NO

              (c) Overcollateralization Amount:

                               1.   Opening Overcollateralization Amount                                             10,972,268.42
                               2.   Ending Overcollateralization Amount                                              13,457,359.93
                               3.   Required Overcollateralization Amount                                            31,020,000.00
                               4.   Subordination Deficiency                                                         17,562,640.07
                               5.   Excess Overcollateralization Amount                                                       0.00

VII   Trigger Information

              1.   (a)  60+ Delinquency  Percentage                                                                           0.98%
                   (b)  Delinquency Event in effect
                          (Rolling Three Month > 45% of Sr. Enhancement)?                                                       NO

              2.   (a) Cumulative Loss Percentage                                                                             0.02%
                   (b) Applicable Loss Percentage for current Distribution                                                    2.50%
                   (c) Cumulative Loss Trigger Event in effect                                                                  NO

VIII  Pool Information                                                                                No.               Amount
                                                                                                     -----          --------------
                   (a) Closing Mortgage Loan Principal Balance:                                      9,109          804,912,513.65

                   (b) Principal Balance of Balloon Mortgage Loans                                      25            1,999,395.56

                   (c) Weighted Average Mortgage Rate:                                                                       8.147%

                   (d) Weighted Average Net Mortgage Rate:                                                                   7.663%

                   (e) Net Weighted Average Coupon Cap:                                                                      6.728%

                   (f) Net Weighted Average Coupon Cap for A-1 Class only                                                    6.511%

                   (g) Weighted Average Remaining Maturity:                                                                 320.77

                   (h) Weighted Average Original Maturity:                                                                  332.15

IX    Delinquency Information                                                          No.             %                Amount
                                                                                      -----          -----           -------------
      A.  Fixed Rate Mortgage Loans:
                   (a) Delinquent Contracts:
                            1.   31 - 59 Day Accounts                                   186           1.84%          14,791,166.95
                            2.   60 - 89 Day Accounts                                    45           0.43%           3,474,897.89
                            3.   90+  Day Accounts                                      101           0.99%           7,980,500.45

                   (b) Mortgage Loans - In Foreclosure                                   63           0.65%           5,221,805.62
                   (c) REO Property Accounts                                              6           0.04%             305,179.18

X     Realized Losses                                                                                   No.               Amount
                                                                                                       ----             ----------
      1.   (a) Gross Realized Losses during the period                                                   2              256,263.76

           (b) Realized Losses during the period                                                                         19,611.39

           (c) Cumulative Gross Realized Losses                                                          4              494,605.15

           (d) Cumulative Realized Losses 138,839.61

           (e) Cumulative Applied Realized Losses

                       i. Class B                                                                                             0.00
                      ii. Class M-1                                                                                           0.00
                     iii. Class M-2                                                                                           0.00

XI    Miscellaneous Information
      1.   (a) Monthly Master Servicer Fee

                       i. Monthly Servicing Fee                                                                         345,459.64
                      ii. Mortgage Fees                                                                                 398,846.86
                     iii. Certificate Account Investment Earnings                                                             0.00

           (b) Amount of prior unpaid Master Servicing Fees paid with this distribution                                       0.00

           (c) Total Master Servicing Fees paid with this distribution                                                  744,306.50

           (d) Amount of unpaid Master Servicing Fees as of this distribution                                                 0.00

      2.   (a) Opening Master Servicer Advance Balance                                                                3,488,467.81

           (b) Current Advance (exclusive of Compensating Interest)                                                     653,706.74

           (c) Reimbursement of prior Master Servicer Advances                                                         (458,884.23)
                                                                                                                      ------------

           (d) Ending Master Servicer Advance Balance                                                                 3,683,290.32

      3. Current period Compensating Interest                                                                               987.78

      4.   (a) Stepdown Date in effect?                                                                   NO

      5.   Aggregate principal balance of Subsequent Mortgage Loans purchased by
             the Trust on the related Distribution Date:                                                                      0.00

      6.   (a) Beginning Amount of the Pre-Funding Account                                                                    0.00
      6.   (b) Principal Balance Purchased by the Trust                                                                       0.00
      6.   (c) Pre-Fuding Balance after the above Purchase (6b) to be paid
                 as an additional principal to the Noteholders.                                                               0.00
      6.   (d) Ending Amout of the Pre-Funding Account                                                                        0.00

           (d) Amount of Investment Earnings in the Pre-Funding Account                                                       0.00

      7.   Aggregate principal balance of Subsequent Mortgage Loans (during Funding Period)            1,205        120,916,357.55